Exhibit 5.1

[Simpson Thacher & Bartlett LLP Letterhead]

January 18, 2005

Celanese Corporation
1601 West LBJ Freeway
Dallas, Texas 75234

Ladies and Gentlemen:

We have acted as counsel to Celanese Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, File No. 333-120187 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of (1) an aggregate of 57,500,000 shares of Series A Common Stock, par value $.0001 per share (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the “Common Stock”); (2) an aggregate of 8,000,000 shares of Convertible Perpetual Preferred Stock, par value $.01 per share, with a liquidation preference of $25.00 per share (together with any additional shares of such stock that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the “Preferred Stock,” and together with the Common Stock, the “Shares”) and (3) an aggregate of 8,333,333 shares of Series A common stock of the Company (the “Conversion Common Stock”) into which the Preferred Stock will be convertible pursuant to the terms of the Certificate of Designations (the “Certificate of Designations”) of the Preferred Stock.

We have examined (1) the Registration Statement, (2) a form of the share certificate for the Common Stock, (3) a form of the share certificate for the Preferred Stock, and (4) a form of the Certificate of Designations, each in the form that will be filed with the Commission as an exhibit to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.             Upon payment and delivery in accordance with the definitive underwriting agreements, the forms of which have been filed as exhibits to the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

2.             Upon payment and delivery of the Preferred Stock in accordance with the definitive underwriting agreement, the form of which has been filed as an exhibit to the Registration Statement, the Conversion Common Stock issuable pursuant to the Certificate of Designations upon the conversion of the Preferred Stock, when issued and delivered in accordance with the Certificate of Designations, will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Validity of the Shares” in the Prospectuses included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP